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Exhibit 10.29

CORGENTECH INC.

TO:	James Huang
FROM:	John P. McLaughlin President and CEO
RE:	Bonus Plan
DATE:	October 11, 2002

        Set forth below is your bonus plan from Corgentech Inc. (the "Company") for the first three (3) years of your employment with the Company (the "Bonus Plan").

1.     Annual Bonus:

        Provided that you are employed on the dates specified herein, you will receive a guaranteed bonus each year for three (3) years (each, a "Bonus Payment") as follows:

Bonus Payment Date	Amount
October 11, 2003	$75,666.66
October 11, 2004	$72,666.67
October 11, 2005	$69,666.67

        In addition to this guaranteed bonus, the Company, at its discretion, may provide you with additional bonus opportunities. Each Bonus Payment is subject to standard payroll deductions and withholdings. You must be employed by the Company at the time a Bonus Payment is payable in order to earn and receive the annual Bonus Payment. In the event your employment with the Company terminates, for any reason, prior to the time each annual Bonus Payment is payable, you will receive a pro rata bonus calculated by multiplying your annual Bonus Payment amount by a fraction, the numerator of which shall be the number of days in the applicable year beginning with the first day of such year and ending with your date of termination, and the denominator of which shall be three hundred sixty-five (365).

2.     At-Will Employment:

        You understand that this Bonus Plan does not constitute a guarantee of continued employment with the Company and that your employment relationship with the Company is at-will. As such, either you or the Company may terminate your employment at any time and for any reason, either with or without cause or advance notice. In addition, the Company retains the right to modify your compensation and benefits, other than this Bonus Plan, within its sole discretion, upon notice to you.

Agreed and Accepted:

/s/ JAMES HUANG Print Name: James Huang	Date:	10/11/02

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  Exhibit 10.29